Exhibit 10.2

VALIDIAN CORPORATION

NONQUALIFIED STOCK OPTION AGREEMENT

1.

Grant of Option.  Pursuant to the Validian Corporation Amended and Restated Incentive Equity Plan  (the “Plan”), for employees, consultants and outside directors of Validian Corporation, a Nevada corporation (the "Company"), the Company grants to:

Ronald Benn

Residing at 22 Saddlebrook Street, Ottawa ON K2G 5N7

Engaged by the Company

According to an agreement

Between Ronald Benn and the Company.

(the "Participant")

an option to purchase shares of Common Stock, par value $0.001 per share ("Common Stock"), of the Company as follows:

On the date hereof, the Company grants to the Participant an option (the “Option” or “Stock Option”) to purchase 900,000 (nine hundred thousand) full shares (the “Optioned Shares”) of Common Stock at an Option Price equal to $0.04 U.S. (four cents of United States Dollars) per share.  The effective Date of Grant of this Stock Option is June 19, 2007.

The “Option Period” shall commence on the Date of Grant and shall expire on the date immediately preceding the fifth (5th) anniversary of the Date of Grant.  The Stock Option is a Nonqualified Stock Option.

2.

Subject to Plan.  The Plan is a separate legal document that contains the general terms and conditions applicable to this Stock Option.  This Stock Option and its exercise are subject to the terms and conditions of the Plan, but the terms of the Plan shall not be considered an enlargement of any benefits under this Agreement.  The terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement.  This Stock Option is subject to any rules promulgated from time to time hereafter pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.  In addition, if the Plan previously has not been approved by the Company’s stockholders, the Stock Option is granted subject to such stockholder approval.

3.

Definitions.  The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. For the purpose of this Stock Option Agreement, "Cause" means, with respect to Participant (i) acts of fraud or dishonesty in the course of his employment with or service to the Company or any of its Subsidiaries, (ii) substance abuse causing harm to the Company or any of its Subsidiaries or impairing the Participant's performance of his regular duties, (iii) conviction of a felony involving moral turpitude, or (iv) insubordination, dereliction of duties, habitual absenteeism, materially deficient performance after (solely in the case of this clause (iv)) notice to Participant and Participant's failure to correct same within the time period specified in the notice, which time period shall be not less than 10 business days, or (v) any event described as "cause" (or in any other term or phrase having similar import) in any written employment agreement between the Option Holder and the Company (or any Subsidiary).

4.

Vesting; Time of Exercise. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, this Stock Option is vested and exercisable on the Date of Grant and until the date specified in Section 5 herein.

5.

Term; Forfeiture.  This Stock Option, and all unexercised Optioned Shares granted to the Participant hereunder, will terminate and be forfeited at the first of the following to occur:

(a)

5:00 p.m. (ET) on June 19, 2012;

(b)

5:00 p.m. (ET) on the date which is three hundred and sixty five (365) days following the date on which the Participant is no longer engaged by the Company or any of its subsidiaries except where such engagement was terminated voluntarily by the Participant or by the Company for Cause in which case forfeiture shall occur at 5:00 p.m. (ET) on the date which is one hundred and twenty (120) days following the date on which the Participant is no longer engaged by the Company or any of its subsidiaries.

6.

Who May Exercise.  Subject to the terms and conditions set forth in Sections 4 and 5 above, during the lifetime of the Participant, the Stock Option may be exercised only by the Participant, or by the Participant's guardian or personal or legal representative.  If the Participant's Termination of Service is due to his death prior to the date specified in Section 5 hereof, or Participant dies prior to the termination dates specified in Section 5 hereof, and the Participant has not exercised the Stock Option as to the maximum number of vested Optioned Shares as set forth in Section 6 hereof as of the date of death, the following persons may exercise the exercisable portion of the Stock Option on behalf of the Participant at any time prior to the earliest of the dates specified in Section 5 hereof:  the personal representative of his estate, or the person who acquired the right to exercise the Stock Option by bequest or inheritance or by reason of the death of the Participant; provided that the Stock Option shall remain subject to the other terms of this Agreement, the Plan, and applicable laws, rules, and regulations.

7.

No Fractional Shares.  The Stock Option may be exercised only with respect to full shares, and no fractional share of stock shall be issued.

8.

Manner of Exercise.  Subject to such administrative regulations as the Committee may from time to time adopt, the Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised, the date of exercise thereof (the "Exercise Date") which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon.  On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as follows (but in each instance, only if permitted by applicable law):  (a) cash, check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, (c) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion.

Validian Incentive Stock Option Agreement – Ron Benn - June 15, 2007

Upon payment of all amounts due from the Participant, the Company shall cause certificates for the Optioned Shares then being purchased to be delivered to the Participant (or the person exercising the Participant's Stock Option in the event of his death) at its principal business office promptly after the Exercise Date. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that if at any time the Company shall determine in its discretion that the listing, registration, quotation or qualification of the Stock Option or the Optioned Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, then the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.

If the Participant fails to pay for any of the Optioned Shares specified in such notice or fails to accept delivery thereof, then the Stock Option, and right to purchase such Optioned Shares may be forfeited by the Company.

9.

Nonassignability.  The Stock Option is not assignable or transferable by the Participant except by will or by the laws of descent and distribution.

10.

Rights as Stockholder.  The Participant will have no rights as a stockholder with respect to any shares covered by the Stock Option until the issuance of a certificate or certificates to the Participant for the Optioned Shares.  The Optioned Shares shall be subject to the terms and conditions of this Agreement regarding such Shares.  Except as otherwise provided in Section 11 hereof, no adjustment shall be made for dividends or other rights for which the record date is prior to the issuance of such certificate or certificates.

11.

Adjustment of Number of Optioned Shares and Related Matters.  The number of shares of Common Stock covered by the Stock Option, and the Option Prices thereof, shall be subject to adjustment in accordance with Articles 13 - 15 of the Plan.

12.

Nonqualified Stock Option.  The Stock Option shall not be treated as an Incentive Stock Option.

13.

Voting.  The Participant, as record holder of some or all of the Optioned Shares following exercise of this Stock Option, has the exclusive right to vote, or consent with respect to, such Optioned Shares until such time as the Optioned Shares are transferred in accordance with this Agreement; provided, however, that this Section shall not create any voting right where the holders of such Optioned Shares otherwise have no such right.

14.

Community Property.  Each spouse individually is bound by, and such spouse's interest, if any, in any Optioned Shares is subject to, the terms of this Agreement.  Nothing in this Agreement shall create a community property interest where none otherwise exists.

15.

Participant's Representations.  Notwithstanding any of the provisions hereof, the Participant hereby agrees that he will not exercise the Stock Option granted hereby, and that the Company will not be obligated to issue any shares to the Participant hereunder, if the exercise thereof or the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

Validian Incentive Stock Option Agreement – Ron Benn - June 15, 2007

16.

Investment Representation.  Unless the Common Stock is issued to him in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Common Stock which may be purchased hereunder will be acquired by the Participant for investment purposes for his own account and not with any intent for resale or distribution in violation of federal or state securities laws.  Unless the Common Stock is issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Common Stock shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.

17.

Legend.  The following legend shall be placed on all certificates representing Optioned Shares:

On the face of the certificate:

"Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate."

On the reverse:

"The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Validian Corporation Amended and Restated Incentive Equity Plan, a copy of which is on file at the principal office of the Company in Atlanta, Georgia.  No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan.  By acceptance of this certificate, any holder, transferee or pledge hereof agrees to be bound by all of the provisions of said Plan."

The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

"Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company."

All Optioned Shares and shares into which Optioned Shares may be converted owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

18.

Lock-up Agreement.  The Participant agrees that in connection with any underwritten public offering of Common Stock, including the Company’s initial public offering, the Optioned Shares may not be sold,

Validian Incentive Stock Option Agreement – Ron Benn - June 15, 2007

offered for sale, pledged or otherwise disposed of or transferred except in accordance with the terms of the Registration Rights Agreement.  In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Optioned Shares subject to this Section 18 or into which such Optioned Shares thereby become convertible shall immediately be subject to this Section 18.

19.

Participant’s Acknowledgments.  The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee or the Board, as appropriate, upon any questions arising under the Plan or this Agreement.

20.

Law Governing.  This Agreement shall be governed by, construed, and enforced in accordance with the laws of the Province of Ontario.

21.

No Right to Continue Service or Employment.  Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or any Subsidiary, whether as an employee or as a consultant or as an Outside Director, or interfere with or restrict in any way the right of the Company or any Subsidiary to discharge the Participant as an employee, consultant or Outside Director at any time.

22.

Legal Construction.  In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a Court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

23.

Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement.  The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

24.

Entire Agreement.  This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

25.

Parties Bound.  The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns.

Validian Incentive Stock Option Agreement – Ron Benn - June 15, 2007

26.

Modification.  No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties.  Notwithstanding the preceding sentence, the Company may amend the Plan or revoke this Stock Option to the extent permitted by the Plan.

27.

Headings.  The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

28.

Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

29.

Notice.  Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.

Notice to the Company shall be addressed and delivered as follows:

Validian Corporation

30 Metcalfe Street, Suite 600

Ottawa, Ontario K1P 5L4

b.

Notice to the Participant shall be addressed and delivered as follows:

Ron Benn

22 Saddlebrook Street

Ottawa ON K2G 5N7

30.

Tax Requirements.  The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the availability, method, and timing for filing an election to include income arising from this Agreement into the Participant’s gross income under Section 83(b) of the Code, and the tax consequences of such election.  By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Code Section 83(b). The Company or, if applicable, any Subsidiary (for purposes of this Section 32, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, local, or other taxes required by law to be withheld in connection with this Award.  The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award.  Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock.  Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock other than (A) Restricted Stock, (B) Callable Shares, or (C) Common Stock that the Participant has not acquired

Validian Incentive Stock Option Agreement – Ron Benn - June 15, 2007

from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option other than shares that will constitute Restricted Stock or Callable Shares, which shares so withheld have an aggregate fair market value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii).  The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

* * * * * * * *

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

VALIDIAN CORPORATION

By:

_________________________________

Bruce Benn, President & CEO

By:

_________________________________

Ronald Benn, CFO

Date:     June 19, 2007

Participant:

_________________________________________

Ronald Benn

Date:    June 19, 2007

Validian Incentive Stock Option Agreement – Ron Benn - June 15, 2007